UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                      August 31, 2005
YARDVILLE NATIONAL BANCORP
(Exact Name of Issuer as Specified in Charter)

NEW JERSEY	000-26086	22-2670267
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690
(Address of Principal Executive Offices)
(609) 585-5100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events
On August 31, 2005, Registrant’s principal subsidiary, The Yardville National Bank (the “Bank”), entered into an agreement with its primary Federal banking regulator, The Office of the Comptroller of the Currency (“OCC”).
The agreement sets forth certain understandings between the Bank and the OCC regarding its operations, including meeting and maintaining specified capital levels, obtaining prior approvals of dividend payments, and addressing other concerns identified in the OCC’s Report of Examination for the examination that commenced on January 3, 2005. The agreement encompasses activities initiated earlier this year by the Bank to strengthen its board and management supervision, and internal audit and risk management processes.
Under the agreement, the Bank will not be deemed to be “well capitalized” for certain regulatory purposes. Such capital category may not, however, accurately represent the Bank’s general financial condition or prospects. In addition, the Registrant will no longer be a “financial holding company” under the Bank Holding Company Act. The Registrant is not currently engaged in any activities for which it is required to be a financial holding company.
The Bank will continue its normal business and commercial lending activities, as well as continue to enhance its deposit growth through the Bank’s retail branching strategy.
The agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the agreement is qualified in its entirety by reference to the text of the agreement.
Item 9.01. Financial Statements and Exhibits
The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Agreement by and between The Yardville National Bank and The Office of the Comptroller of the Currency

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: September 2, 2005	By:	Stephen F. Carman
Stephen F. Carman
Vice President and Treasurer

Index of Exhibits

Exhibit
Number	Description

99.1	Agreement by and between The Yardville National Bank and The Office of the Comptroller of the Currency